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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                          Contact: Sanford S. Zweifach
                                               President/Chief Financial Officer
                                               Epoch Pharmaceuticals, Inc.
                                               (425) 821-7535


              Epoch Biosciences Approved for Nasdaq National Market


      REDMOND, WA - MAY 8, 2000 - EPOCH BIOSCIENCES (OTCBB: EPPH), formerly Epoch Pharmaceuticals, Inc., a developer and manufacturer of proprietary chemistry with commercial applications in the fields of genomics and molecular diagnostics, announced today it has been advised by Nasdaq that its common stock, currently traded on the Bulletin Board, will begin trading on the Nasdaq National Market on Wednesday, May 10. Epoch Biosciences will trade on the Nasdaq National Market under the new ticker symbol: EBIO.

William G. Gerber, M.D., chief executive officer of Epoch, said, "Epoch's move to the Nasdaq National Market is testimony to our strong financial progress. We anticipate that this listing will significantly enhance visibility in the investment community among analysts and institutions, and ultimately broaden our existing shareholder base."

Epoch Biosciences, Redmond, Washington, previously discovered that the compounds and technologies developed for its gene modification therapeutic program could be adapted to several gene analysis systems that are currently in use or being developed by others. In January 1999, the Company announced it had licensed selected technology to PE Biosystems. The Company believes that its technologies have significant commercial applications in the fields of molecular diagnostics and genomics, including the detection of inherited diseases and single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions.



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      Except for the historical information contained herein, the matters set forth in this press release, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. As discussed in the Company's Securities and Exchange Commission filings, these risks include the possibility that the potential products utilizing the Company's technology may at any time be found to be ineffective or, although effective, may be uneconomical to market, or that third parties hold proprietary rights that preclude Epoch or its licensees from marketing them, or that third parties market a superior or equivalent product.

      Contact:

      Stephanie Stern

      Stern & Co.

      212/888-0044

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